On April 24, 2007, a Special Meeting of the Shareholders of the International Stock Fund and Mid-Cap Fund was held.
A description of the proposals and the number of shares voted is as follows:

1. To approve a new sub-advisory agreement for the
International Stock Fund with Hansberger Global
Investors, Inc.
              	              No. of        % of Shares
	                       Shares           Voted
AFFIRMATIVE:                  15,084,475	99.897
AGAINST:                        2,512          0.017
ABSTAIN:                       13,055          0.086
TOTAL:                        15,100,042      100.000


2. To approve a new sub-advisory agreement for the Mid-Cap
Fund with Chicago Equity Partners, LLC.
		               No. of        % of Shares
                                Shares           Voted
AFFIRMATIVE:            	4,492,399        99.828
AGAINST:                         1,854           0.042
ABSTAIN:                         5,868           0.130
TOTAL:                         4,500,121      100.000





On June 8, 2007, a Special Meeting of the Shareholders of
the Growth Stock Fund, Growth and Income Fund and Value
Fund was held.  The purpose of the meeting was to seek
shareholder approval of a sub-advisory agreement for the
Growth Stock Fund, the Growth and Income Fund and the
Value Fund with a new sub-adviser, Chicago Equity
Partners, LLC. The number of shares voted is as follows:
         	               No. of        % of Shares
Growth Stock Fund               Shares           Voted
AFFIRMATIVE:                  11,952,857	99.790
AGAINST:                       5,716          0.048
ABSTAIN:                       19,445          0.162
TOTAL:                       11,978,018       100.000

                    	        No. of        % of Shares
Growth and Income Fund           Shares           Voted
AFFIRMATIVE:                 	7,529,577        99.846
AGAINST:                          1,781          0.024
ABSTAIN:                          9,800          0.130
TOTAL:                          7,541,158      100.000


		               No. of        % of Shares
Value Fund                       Shares           Voted
AFFIRMATIVE:                   11,326,405        99.863
AGAINST:                         2,678          0.024
ABSTAIN:                         12,823          0.113
TOTAL:                        11,341,906       100.000